UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

Spark Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32750 (Commission File Number)	20-8901733 (IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600 Los Angeles, California (Address of principal executive offices)	90025 (Zip Code)

(310) 893-0550
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 22, 2016, Spark Networks, Inc. (the “Company”) issued and sold to certain affiliates of Lloyd I. Miller, III an aggregate of 840,031 shares of common stock of the Company (the “Shares”) at a purchase price of $1.55 per share, for aggregate consideration of approximately $1.3 million.  The Shares were sold pursuant to the terms of the Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference. The Shares have not been registered under the Securities Act of 1933, as amended. Pursuant to the terms of the Purchase Agreement, the Company has provided the purchasers with certain piggyback registration rights with respect to the resale of the Shares in accordance with the terms of the Purchase Agreement.  The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Purchase Agreement attached hereto as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Purchase Agreement dated as of August 22, 2016, by and between Spark Networks, Inc., MILFAM II L.P. and Lloyd I. Miller Trust A-4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Dated: August 23, 2016	By:	/s/ Robert W. O’Hare
Robert W. O’Hare
Chief Financial Officer
(Principal financial officer and duly authorized signatory)

Exhibit Index

Exhibit Number	Description

10.1	Purchase Agreement dated as of August 22, 2016, by and between Spark Networks, Inc., MILFAM II L.P. and Lloyd I. Miller Trust A-4.